                      REGISTRATION  RIGHTS  AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of October 1, 1995, by and between IMCO Recycling Inc., a Delaware corporation (the "Company") and the Purchasers (as defined below).

                                 RECITALS

     WHEREAS, the Company, a wholly-owned subsidiary of the Company, Alumar Associates, Inc., an Illinois corporation ("Alumar"), and the Purchasers have entered into an Agreement and Plan of Merger dated as of October 1, 1995 (the "Merger Agreement"), pursuant to which Alumar merged with and into the wholly-owned subsidiary of the Company, and all of the issued and outstanding capital stock of Alumar was converted into the right to receive shares of the Company's common stock, $.10 par value ("Common Stock"); and

     WHEREAS, prior to the consummation of the Merger, each of the Purchasers owned shares of the capital stock of Alumar; and

     WHEREAS, as a result of the Merger, each of the Purchasers owns shares of Common Stock (collectively, the "Shares"); and

     WHEREAS, the Company wishes to grant each of the Purchasers certain registration rights in respect of that portion of the Shares held thereby.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "PURCHASERS" shall mean the owners of Common Stock identified on the signature page hereof, each of whom is referred to individually herein as a "Purchaser" and a transferee of Registrable Securities from a Purchaser, provided such transfer complies with Section 3.2 of this Agreement.

          "REGISTRABLE SECURITIES" shall mean (i) the Shares and any and all shares of Common Stock issued or issuable at any time or from time to time in respect of which the Company has previously or may in the future grant in writing registration rights (collectively, the "Registrable Common"); and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Shares or the Registrable Common upon a stock split, stock dividend, recapitalization or other similar event involving the Company.

          The terms "REGISTER," "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with
     Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "SELLING EXPENSES" shall mean only the underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by a Purchaser and all fees and disbursements of counsel for such Purchaser.

          "UNDERWRITTEN PUBLIC OFFERING" shall mean a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and such underwriters.

     2.   REGISTRATION RIGHTS.

          2.1  COMPANY REGISTRATION.

          (a) NOTICE OF REGISTRATION. Subject to the terms hereof, if at any time or from time to time prior to the expiration of two years from the date of this Agreement (except as otherwise provided in Section 3.2), the Company shall determine to register any of its Common Stock, for its own account relating to an Underwritten Public Offering, the Company shall:

               (i) promptly, but in any event at least 30 days before the Company files a registration statement pursuant to an Underwritten Public Offering, give to each Purchaser written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, such Registrable Securities as each Purchaser may request in a writing delivered to the Company within 20 days after each Purchaser's receipt of the Company's written notice delivered pursuant to Section 2.1(a)(i) above.

          (b) UNDERWRITING. The right of each Purchaser to registration pursuant to Section 2.1 shall be conditioned upon such Purchaser's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. Each Purchaser and all other stockholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Subject only to the provisions of Section 2.1(c) below, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows: the number of Registrable Securities that may be included in the registration and underwriting by each Purchaser shall be determined by multiplying the number of shares of Registrable Securities of all selling shareholders of the Company which the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Registrable Securities requested to be included in such registration and underwriting by each Purchaser, and the denominator of which is the total number of Registrable Securities which all selling shareholders of the Company have requested to have included in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any such person to the nearest 100 shares. If any Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date.

          (c) SUBORDINATION OF REGISTRATION RIGHTS. Notwithstanding any other provision of this Section 2.1 to the contrary, the registration rights granted pursuant hereto are expressly subordinate in all respects to the registration rights previously granted by the Company to each of Merrill Lynch Interfunding Inc., a Delaware corporation, Don V. Ingram, a resident of Dallas County, Texas, and PTX Partners, a Texas limited partnership (collectively, the "Existing Holders"), pursuant to that certain Amended and Restated Registration Agreement, dated September 30, 1988 (the "1988 Agreement"). In the event that the managing underwriter of any underwriting shall inform the Company of its intention to limit the number of Registrable Securities to be included in any registration and underwriting pursuant to Section 2.1(b) above, all Registrable Securities held by the Existing Holders who have notified the Company of their intent to include their Registrable Securities in such registration and underwriting pursuant to Section 2.1(a)(ii) above, shall be included in such registration and underwriting (subject to the terms of the 1988 Agreement), before the Purchasers shall be permitted to include any of their Shares in such registration and underwriting. In the event that additional Registrable Securities are available for inclusion in such registration and underwriting after the inclusion of the Existing Holders' Registrable Securities, then the number of Registrable Securities to be included in such registration and underwriting by the Purchasers shall be determined by multiplying the number of shares of Registrable Securities remaining after the inclusion of the Existing Holders' Registrable Securities which the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Registrable Securities requested to be included in such registration and underwriting by each Purchaser, and the denominator of which is the total number of Registrable Securities which all Purchasers have requested to have included in such registration and underwriting.

          (d) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 2.1 prior to the effectiveness of such registration whether or not any Purchaser has elected to include its Registrable Securities in such registration, provided, however, that in such event, the Company shall promptly pay all reasonable out-of-pocket costs and expenses of the Purchasers (including, without limitation, all reasonable fees and disbursements of one law firm chosen to represent the Purchasers) incurred in connection with such terminated registration.

          (e) NO OTHER REGISTRATION RIGHTS. Except as set forth in the first sentence of Section 2.1(c) hereof and except for rights granted pursuant to this Agreement, the Company has not previously entered into or become a party to, nor is it bound by any agreement with respect to its capital stock which grants registration rights to any person or entity.

          2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 2.1 shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of any Purchaser shall be borne by such Purchaser.

          2.3 COMPANY'S OBLIGATIONS IN REGISTRATION. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective with respect to a registration statement filed regarding an Underwritten Public Offering, for the lesser of (i) 90 days or (ii) until the distribution described in such registration statement has been completed; and

          (b) Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Purchaser notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any NASDAQ or securities exchange listing; and

          (c) Furnish prospectuses, including preliminary prospectuses and amendments and supplements thereto, to the Purchasers electing to sell any of their Registrable Securities pursuant to Section 2.1 hereof, all in accordance with applicable securities laws; and

          (d) Notify the Purchasers in the event that the Company becomes aware that a prospectus relating to the Registrable Securities contains a materially untrue statement or omits to state a material fact; and

          (e) Apply to register or otherwise qualify the Registrable Securities offered by the Purchasers or any of them under all applicable blue sky laws of any state.

          2.4  INDEMNIFICATION.

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, each of its officers and directors and partners, and each person controlling each Purchaser within the meaning of
     Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) to the extent to which such person or entity is subject, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Purchaser, each of its officers and directors and partners, and each person controlling each Purchaser for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); PROVIDED, FURTHER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company expressly for inclusion in such registration by such Purchaser or such controlling person specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) any Purchaser if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (b) To the extent permitted by law, each Purchaser will, severally but not jointly, if securities held by such Purchaser are included in the securities as to which such registration, qualification or compliance is being effected pursuant to the terms hereof, indemnify and hold harmless the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to the extent to which such person or entity is subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Purchaser of any rule or regulation promulgated under the Securities Act applicable to such

     Purchaser and relating to action or inaction required of such Purchaser in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Purchaser expressly for inclusion in such registration; PROVIDED, HOWEVER, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or any other person if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (c) Each party entitled to indemnification under this Section 2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any action or proceeding commenced against, or written demand made on any such party in respect of which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

          (d) If the indemnification provided for in this Section 2.4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all stockholders offering securities in the offering (the "Selling Stockholders") on the other from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Stockholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Stockholders on the other. The relative fault of the Company on the one hand and the Selling Stockholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.4(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.4(c) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act).

          2.5 CERTAIN INFORMATION. Each Purchaser agrees, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding such Purchaser, the Registrable Securities and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.1.

          2.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best lawful efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

          (c) So long as any Purchaser owns any Restricted Securities, to furnish to such Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other non-confidential reports and documents of the Company and other non-confidential information in the possession of or reasonably obtainable by the Company as such Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

     3.   MISCELLANEOUS.

          3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Texas.

          3.2 NO TRANSFER; TERMINATION. The registration rights contemplated herein are not transferable, except (i) by operation of law and by the laws of descent and distribution; (ii) to any member of a Purchaser's immediate family; or (iii) to any trust, partnership or other entity as to which all of the beneficiaries or partners consist of a Purchaser or members of such Purchaser's immediate family. The registration rights granted herein shall terminate, and the registration rights will not be exercisable by any Purchaser (or such Purchaser's lawful transferees pursuant to this Section 3.2) after said termination date, on the earlier of (i) the second anniversary date of this Agreement, or (ii) at such time as all shares of Registrable Securities held by such Purchaser may immediately be sold under Rule 144 (as amended from time to time) during any 90-day period.

          3.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated only upon the written consent of the Company and those Purchasers who are the record holders of at least majority of the Shares issued pursuant to the Merger Agreement.

          3.4  NOTICES.   All notices or other communications which are required
     or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

          If to the Purchasers:

               At their respective addresses set forth
               next to each signature below

          If to the Company:

               IMCO Recycling Inc.
               5215 North O'Connor Blvd., Suite 940
               Irving, Texas  75039
               Attention: Chief Executive Officer and Chief
               Financial Officer

          3.5 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

          3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          3.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          3.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective upon the date first set forth above.

                              COMPANY:

                              IMCO RECYCLING INC.,
                              a Delaware corporation


                              By:  Robert Holian
                                  -------------------------------------------
                              Its: Vice President
                                  -------------------------------------------

                              PURCHASERS:

                                   Jonathan C. Markle
                              -----------------------------------------------
                              Jonathan C. Markle

                              Address:

                              2530 E. Creekwood Ct.
                              Crete, IL 60417

                              LOUIS H. WASHAUER INSURANCE TRUST
                              (u/a/d 4/19/89)

                              By:  Louis H. Washauer
                                 --------------------------------------------
                                   Name: Louis H. Washauer
                                   Title:  Trustee

                              Address:

                              3200 N. Lake Shore Drive
                              Chicago, IL 60657



                              Eleanor R. Marsh
                              -----------------------------------------------
                              Eleanor R. Marsh

                              Address:

                              850 N. DeWitt Place
                              Chicago, IL 60611




                              MARKLE FAMILY LIMITED PARTNERSHIP, a
                              Delaware limited partnership

                              By:  Braintree Associates, Inc., General
                                                                 Partner

                              By:  William H. Markle
                                 -------------------------------------------
                                   Name:  William H. Markle
                                   Title: Vice-President/Treasurer

                              Address:

                              P. O. Box 157
                              Randolph, VT 05060

                              BRAINTREE ASSOCIATES, INC., a Vermont
                              corporation

                              By:  William H. Markle
                                 -------------------------------------------
                                   Name:  William H. Markle
                                   Title: Vice-President/Treasurer

                              Address:

                              P. O. Box 157
                              Randolph, VT 05060



                              WASHAUER ASSOCIATES, INC. PENSION PLAN

                              By:  Louis H. Washauer
                                 -------------------------------------------
                                   Name:  Louis H. Washauer
                                   Title: Trustee

                              Address:

                              c/o Louis H. Washauer
                              3200 N. Lake Shore Drive
                              Chicago, IL 60657